UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 6, 2013
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48,034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 6, 2013, Sun Communities Operating Limited Partnership (“SCOLP”) and certain of its subsidiaries entered into a credit agreement with Bank of Montreal (“BMO”), as administrative agent and lender, as described in more detail in Item 2.03 below.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 8, 2013, certain wholly owned subsidiaries of SCOLP, the primary operating subsidiary of Sun Communities, Inc. (the “Company”), acquired ten (10) recreational vehicle communities and associated assets (the “Communities”) pursuant to: (a) an Omnibus Agreement, dated as of December 9, 2012, by and among SCOLP, certain wholly owned subsidiaries of SCOLP and Robert C. Morgan, Robert Moser, Ideal Private Resorts LLC and Gwynns Island RV Resort LLC, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC, Wagon Wheel Maine LLC, Westward Ho RV Resort LLC and Wild Acres LLC (collectively, the “Contributors”), as amended; and (b) two (2) separate Contribution Agreements, dated as of December 9, 2012, by and among SCOLP, certain wholly owned subsidiaries of SCOLP and certain of the Contributors, as amended.

The aggregate purchase price under the Contribution Agreements was $111,475,000, subject to certain adjustments and pro-rations, which was paid by cash in an amount necessary to pay off all existing secured debt (other than SCOLP's January 2, 2013 secured loan to four of the Contributors and one affiliate of the Contributors which was assumed in the transaction) and a portion of Contributors' mezzanine debt and the balance of which was paid by the issuance to the Contributors of approximately $4 million of newly created Series A-3 Preferred Units of SCOLP.  The Series A-3 Preferred Units carry an annual yield of 4.50% and are exchangeable into shares of the Company's common stock at an exchange price of $53.75 per share. In connection with the acquisition of the Communities, SCOLP also purchased certain cottages and homes located in the Communities for an additional $1,321,750.

A third-party recorded a “Memorandum of Agreement for an Option to Acquire the Properties” against some or all of the Communities and SCOLP closed this transaction subject to the encumbrance created by such Memorandums. The Contributors, Ideal Private Resorts LLC, Robert C. Morgan, Robert Moser, Robyn Morgan and Herbert Morgan, jointly and severally agreed to indemnify SCOLP against any and all costs and expenses associated with such encumbrance and/or the claims of such third-party with respect to the Communities, and such indemnity was secured by certain assets of the indemnitors and their affiliates.
On December 26, 2012, the Company filed a complaint in the Oakland County (Michigan) Circuit Court against such third-party, the Contributors and certain affiliates of the Contributors seeking declaratory relief concerning the third-party's assertion of rights with respect to the Communities. The third-party has filed an answer and counterclaim (and cross claim against the Contributors and certain affiliates of the Contributors) seeking to enforce its rights, but not asserting any other substantive claims against the Company.

The foregoing description of the transactions with Morgan is not complete and is qualified in its entirety by reference to the exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2013, SCOLP, as borrower, entered into a Credit Agreement (the “Credit Agreement”) with BMO, as Administrative Agent and Lender, and BMO Capital Markets, as Sole Lead Arranger and Sole Book Manager, pursuant to which SCOLP borrowed $61.5 million (the “Facility”). The Facility's maturity date is August 6, 2013 but, at SCOLP's election, the maturity date may be extended for an additional six (6) months upon compliance with certain conditions and the payment of a 0.05% extension fee.

The Facility is guaranteed by each of the Company, Leisure Village Mobile Home Park, LLC, Cider Mill Village Mobile Home Park, LLC, Country Hills Village Mobile Home Park, LLC, Country Meadows Village Mobile Home Park, LLC, Hidden Ridge An RV Community, LLC, Windsor Woods Village Mobile Home Park, LLC, Pinebrook

Village Mobile Home Park, LLC, Apple Orchard, LLC, Sun Lakeview, LLC, Sun Cider Mill Crossings LLC, Sun Deerfield Run LLC, Sun Texas QRS, Inc., Sun Communities Texas Limited Partnership, Sun Club Naples LLC, Sun Naples Gardens LLC, Sun North Lake Estate, LLC, Sun Blueberry Hill LLC, Sun Grand Lake LLC, Sun Three Lakes LLC and six (6) wholly-owned holding companies of certain of these entities. The Facility is secured by first priority liens on all of SCOLP's equity interests in certain of its subsidiaries that directly or indirectly own twenty (20) manufactured home communities.

The Facility is full recourse to SCOLP and each of the guarantors. At the lenders' option, the loan will become immediately due and payable upon an event of default under the Credit Agreement.

The Facility bears interest at a floating rate based on Eurodollar plus a margin that is determined based on the Company's leverage ratio calculated in accordance with the Credit Agreement, which can range from 1.50% to 2.25%. Based on the Company's current leverage ratio, the current margin is 1.50%.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth above in "Item 2.01 - Completion of Acquisition or Disposition of Asset " is incorporated herein by reference. The issuance by SCOLP of approximately $4 million of Series A-3 Preferred Units constituting a portion of the total consideration pursuant to the Contribution Agreements was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) the Contributors confirmed to SCOLP that they are “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act), (b) there was no public offering or general solicitation with respect to the offering of such securities, and (c) each Contributor acknowledges that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
2.1
Omnibus Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Robert C. Morgan, Robert Moser, Ideal Private Resorts LLC and Morgan Fiesta Key LLC, Gwynns Island RV Resort LLC, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC, Wagon Wheel Maine LLC, Westward Ho RV Resort LLC and Wild Acres LLC, as amended by a First Amendment dated December 13, 2012 and a Second Amendment dated February 8, 2013

2.2
Contribution Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Wagon Wheel Maine LLC and Wild Acres LLC, as amended by a First Amendment dated December 13, 2012, a Second Amendment dated December 20, 2012 and a Third Amendment dated February 8, 2013

2.3
Contribution Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Gwynns Island RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC and Westward Ho RV Resort LLC, as amended by a First Amendment dated December 13, 2012, a Second Amendment dated December 31, 2012, a Third Amendment dated January 28, 2013 and a Fourth Amendment dated February 8, 2013

2.4	Amended and Restated Indemnity Agreement, dated February 8, 2013
4.1	Registration Rights Agreement, dated February 8, 2013, among Sun Communities, Inc., and the holders of Series A-3 Preferred Units that are parties thereto
10.1
Credit Agreement, dated February 6, 2013, by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., certain of its wholly owned subsidiaries, Bank of Montreal, as administrative agent and lender, and BMO Capital Markets, as sole lead arranger and sole book manager

10.2	Two Hundred Eighty Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership dated as of February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: February 12, 2013	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Omnibus Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Robert C. Morgan, Robert Moser, Ideal Private Resorts LLC and Morgan Fiesta Key LLC, Gwynns Island RV Resort LLC, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC, Wagon Wheel Maine LLC, Westward Ho RV Resort LLC and Wild Acres LLC, as amended by a First Amendment dated December 13, 2012 and a Second Amendment dated February 8, 2013

2.2
Contribution Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Wagon Wheel Maine LLC and Wild Acres LLC, as amended by a First Amendment dated December 13, 2012, a Second Amendment dated December 20, 2012 and a Third Amendment dated February 8, 2013

2.3
Contribution Agreement, dated December 9, 2012, by and among Sun Communities Operating Limited Partnership, certain wholly owned subsidiaries of Sun Communities Operating Limited Partnership, Gwynns Island RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC and Westward Ho RV Resort LLC, as amended by a First Amendment dated December 13, 2012, a Second Amendment dated December 31, 2012, a Third Amendment dated January 28, 2013 and a Fourth Amendment dated February 8, 2013

2.4	Amended and Restated Indemnity Agreement, dated February 8, 2013
4.1	Registration Rights Agreement, dated February 8, 2013, among Sun Communities, Inc., and the holders of Series A-3 Preferred Units that are parties thereto
10.1
Credit Agreement, dated February 6, 2013, by and among Sun Communities Operating Limited Partnership, Sun Communities, Inc., certain of its wholly owned subsidiaries, Bank of Montreal, as administrative agent and lender, and BMO Capital Markets, as sole lead arranger and sole book manager

10.2	Two Hundred Eighty Seventh Amendment to the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership dated as of February 8, 2013